NAME OF REGISTRANT:
Templeton Income Trust
File No. 811-4706

EXHIBIT ITEM No. 77(c): Matters Submitted to a Vote of Security Holders

A Special Meeting of Shareholders of Templeton Income Trust (the "Trust") was held at the Trust's offices, 500 East Broward Blvd., Fort Lauderdale, Florida, on December 15, 2003 and reconvened on January 14, 2004. The purpose of the meeting was to elect eleven Trustees of the Trust, and for Templeton Global Bond Fund (the "Fund"), a series of the Trust, to vote on the following Proposals and Sub-Proposals: To approve an Agreement and Plan of Reorganization that provides for the reorganization of the Trust from a Maryland corporation to a Delaware statutory trust, to approve amendments to certain of the Fund's fundamental investment restrictions (including seven Sub-Proposals) and to approve the elimination of certain of the Fund's fundamental investment policies and restrictions. At the meeting held on December 15, 2003, the following persons were elected by the shareholders to serve as Independent Directors of the
Company: Harris J. Ashton, Frank J. Crothers, S. Joseph Fortunato, Edith E. Holiday, Betty P. Krahmer, Gordon S. Macklin, Fred R. Millsaps, Frank A. Olson and Constantine D. Tseretopoulos. Nicholas F. Brady and Charles B. Johnson were elected by the shareholders to serve as Interested Directors. At the reconvened meeting held on January 14, 2004, Shareholders approved amendments to certain of the Fund's fundamental investment restrictions (including seven Sub-Proposals) and the elimination of certain of the Fund's fundamental investment restrictions. The Agreement and Plan of Reorganization that provided for the reorganization of the Trust from a Maryland corporation to a Delaware statutory trust was not approved. No other business was transacted at the meetings.

The results of the voting at the meetings are as follows:

Proposal 1. The election of Trustees:

----------------------------------------------------------------------------------------------------------
                                                   % OF        % OF                       % OF       % OF
                                                OUTSTANDING    VOTED                   OUTSTANDING   VOTED
  NAME                                 FOR        SHARES      SHARES        WITHHELD     SHARES     SHARES
----------------------------------------------------------------------------------------------------------
  Harris J. Ashton ...........  28,587,483.631    55.926%     97.453%     747,104.143     1.462%    2.547%
  Frank J. Crothers ..........  28,638,365.896    56.025%     97.627%     696,221.878     1.362%    2.373%
  S. Joseph Fortunato ........  28,589,916.142    55.931%     97.461%     744,671.632     1.457%    2.539%
  Edith E. Holiday ...........  28,617,923.518    55.985%     97.557%     716,664.256     1.402%    2.443%
  Betty P. Krahmer ...........  28,642,459.448    56.033%     97.641%     692,128.326     1.354%    2.359%
  Gordon S. Macklin ..........  28,545,964.590    55.845%     97.312%     788,623.184     1.543%    2.688%
  Fred R. Millsaps ...........  28,647,903.491    56.044%     97.659%     686,684.283     1.343%    2.341%
  Frank A. Olson .............  28,642,124.406    56.033%     97.639%     692,463.368     1.355%    2.361%
  Constantine D.
   Tseretopoulos .............  28,631,512.734    56.012%     97.603%     703,075.040     1.375%    2.397%
  Nicholas F. Brady ..........  28,587,671.971    55.926%     97.454%     746,915.803     1.461%    2.546%
  Charles B. Johnson .........  28,585,439.296    55.922%     97.446%     749,148.478     1.466%    2.554%


Proposal 2. To approve an Agreement and Plan of Reorganization that provides for the reorganization of the Company from a Maryland corporation to a Delaware statutory trust:

-------------------------------------------------------------------------------
                                                     % OF           % OF
                                                 OUTSTANDING       VOTED
                              SHARES VOTED          SHARES        SHARES
-------------------------------------------------------------------------------
  For ..................     22,773,169.189        44.55%          75.16%
  Against ..............        833,929.292         1.63%           2.75%
  Abstain ..............      1,095,814.748         2.14%           3.62%
  Broker Non-Votes .....      5,597,506.000        10.95%          18.47%
-------------------------------------------------------------------------------
  Total ................     30,300,419.229        59.28%          100.00%


Proposal 3. To approve amendments to certain of the Fund's fundamental investment restrictions (includes seven (7) Sub-Proposals):

     Proposal 3a: To amend the Fund's fundamental investment restriction regarding investments in real estate:

-------------------------------------------------------------------------------
                                                     % OF           % OF
                                                 OUTSTANDING       VOTED
                              SHARES VOTED          SHARES        SHARES
-------------------------------------------------------------------------------
  For ..................     22,122,222.025         43.28%         73.01%
  Against ..............      1,308,452.972          2.56%          4.32%
  Abstain ..............      1,272,238.232          2.49%          4.20%
  Broker Non-Votes .....      5,597,506.000         10.95%         18.47%
-------------------------------------------------------------------------------
  Total ................     30,300,419.229         59.28%        100.00%


     Proposal 3b: To amend the Fund's fundamental investment restriction regarding investments in commodities:

-------------------------------------------------------------------------------
                                                     % OF           % OF
                                                 OUTSTANDING       VOTED
                              SHARES VOTED          SHARES        SHARES
-------------------------------------------------------------------------------
  For ..................   21,689,430.045           42.43%        71.58%
  Against ..............    1,653,424.109            3.23%         5.46%
  Abstain ..............    1,360,059.075            2.66%         4.49%
  Broker Non-Votes .....    5,597,506.000           10.95%        18.47%
-------------------------------------------------------------------------------
  Total ................   30,300,419.229           59.28%       100.00%


     Proposal 3c: To amend the Fund's fundamental investment restriction regarding underwriting:

-------------------------------------------------------------------------------
                                                     % OF           % OF
                                                 OUTSTANDING       VOTED
                              SHARES VOTED          SHARES        SHARES
-------------------------------------------------------------------------------
  For ..................     21,980,087.298         43.00%        72.54%
  Against ..............      1,345,634.196          2.63%         4.44%
  Abstain ..............      1,377,191.735          2.69%         4.55%
  Broker Non-Votes .....      5,597,506.000         10.95%        18.47%
-------------------------------------------------------------------------------
  Total ................     30,300,419.229         59.28%       100.00%


     Proposal 3d: To amend the Fund's fundamental investment restriction regarding issuing senior securities:

-------------------------------------------------------------------------------
                                                     % OF           % OF
                                                 OUTSTANDING       VOTED
                              SHARES VOTED          SHARES        SHARES
-------------------------------------------------------------------------------
  For ..................     21,889,294.418         42.82%         72.24%
  Against ..............      1,467,277.962          2.87%          4.84%
  Abstain ..............      1,346,340.849          2.63%          4.44%
  Broker Non-Votes .....      5,597,506.000         10.95%         18.47%
-------------------------------------------------------------------------------
  TOTAL ................     30,300,419.229         59.28%        100.00%

     Proposal 3e:  To amend the Fund's fundamental investment restriction regarding lending:

-------------------------------------------------------------------------------
                                                     % OF           % OF
                                                 OUTSTANDING       VOTED
                              SHARES VOTED          SHARES        SHARES
-------------------------------------------------------------------------------
  For ..................     21,629,417.338         42.31%        71.38%
  Against ..............      1,704,505.825          3.33%         5.63%
  Abstain ..............      1,368,990.066          2.68%         4.52%
  Broker Non-Votes .....      5,597,506.000         10.95%        18.47%
-------------------------------------------------------------------------------
  TOTAL ................     30,300,419.229         59.28%       100.00%

     Proposal 3f: To amend the Fund's fundamental investment restriction regarding industry concentration:

-------------------------------------------------------------------------------
                                                     % OF           % OF
                                                 OUTSTANDING       VOTED
                              SHARES VOTED          SHARES        SHARES
-------------------------------------------------------------------------------
  For ..................     21,966,380.480         42.97%       72.50%
  Against ..............      1,357,410.467          2.66%        4.48%
  Abstain ..............      1,379,122.282          2.70%        4.55%
  Broker Non-Votes .....      5,597,506.000         10.95%       18.47%
-------------------------------------------------------------------------------
  TOTAL ................     30,300,419.229         59.28%      100.00%

     Proposal 3g: To amend the Fund's fundamental investment restriction regarding borrowing:

-------------------------------------------------------------------------------
                                                     % OF           % OF
                                                 OUTSTANDING       VOTED
                              SHARES VOTED          SHARES        SHARES
-------------------------------------------------------------------------------
  For ..................     21,643,550.382         42.34%        71.43%
  Against ..............      1,675,602.012          3.28%         5.53%
  Abstain ..............      1,383,760.835          2.71%         4.57%
  Broker Non-Votes .....      5,597,506.000         10.95%        18.47%
------------------------------------------------------------------------------
  TOTAL ................     30,300,419.229         59.28%       100.00%


Proposal  4: To approve the elimination of certain of the Fund's fundamental investment restrictions:

-------------------------------------------------------------------------------
                                                     % OF           % OF
                                                 OUTSTANDING       VOTED
                              SHARES VOTED          SHARES        SHARES
-------------------------------------------------------------------------------
  For ..................     21,729,055.435         42.51%         71.71%
  Against ..............      1,562,386.097          3.06%          5.16%
  Abstain ..............      1,411,471.697          2.76%          4.66%
  Broker Non-Votes .....      5,597,506.000         10.95%         18.47%
-------------------------------------------------------------------------------
  TOTAL ................     30,300,419.229         59.28%        100.00%